O’CHARLEY’S INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”), dated as of ___________ (the “Grant Date”) is by and between O’Charley’s Inc., a Tennessee corporation (the “Company”), and __________ (the “Optionee”). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the O’Charley’s Inc. 2008 Equity and Incentive Plan (the “Plan”).

1.            Grant of Option. The Company hereby grants to Optionee a Non-Qualified Stock Option (the “Option”), exercisable in whole or in part, to purchase ________ shares of the Company’s Common Stock for an exercise price of $_____ per share.

2.            Option Plan. The Option is granted under the Plan and is subject to the terms and conditions set forth in the Plan. In the event any of the provisions hereof conflict with or are inconsistent with the provisions of the Plan, the provisions of the Plan shall be controlling.

3.	Timing of Exercise.

(a)          The Option shall vest and become exercisable [in ________ equal, annual installments commencing on the first anniversary of the Grant Date (each such anniversary a “Vesting Date”) / in full on the third anniversary of the Grant Date (the “Vesting Date”)].

(b)          Upon the occurrence of a Change in Control as defined in the Plan, the Option, to the extent not previously exercisable and vested, shall be deemed vested and exercisable immediately.

(c)          The Option will expire ten years from the Grant Date of the Option with respect to any then unexercised portion thereof, unless terminated earlier as provided herein or in the Plan.

4.            Manner of Exercise. The Option shall be exercised by the Optionee (or other party entitled to exercise the Option under Section 5 of this Agreement) by delivering written notice to the Company stating the number of shares of Common Stock to be purchased, the person or persons in whose name the shares are to be registered, and each such person’s address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares so purchased. The purchase price shall be payable (i) in cash or cash equivalents (payment by certified check, cashier’s check, postal money order or wire transfer shall be considered payment in cash equivalents); (ii) by transfer, either actually or by attestation, to the Company of Shares, valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes; (iii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the Optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company; or (iv) by withholding from

Optionee sufficient Shares, subject to such Option, having an aggregate Fair Market Value at the time of exercise (or next succeeding trading date, if the date of exercise is not a trading date) equal to the total Option Price. Subject to applicable securities laws and Company policy, the Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the Optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

5.            Limited Transferability of Option. The Option shall not be transferable by the Optionee without the prior written consent of the Committee other than (i) transfers by the Optionee to a member of his or her Immediate Family (as defined below) or a trust for the benefit of the Optionee or a member of his or her Immediate Family; or (ii) transfers by will or by the laws of descent and distribution. The terms of the Option shall be binding on the executors, administrators, heirs and successors of the Optionee. As used herein, the term “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

6.	Termination of Employment.

(a)          Termination by Death. If the Optionee’s employment by the Company and any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent the Option was exercisable at the time of death, by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year from the date of such death or until the expiration of the stated term of the Option, whichever period is shorter.

(b)          Termination by Reason of Retirement or Disability. If the Optionee’s employment by the Company terminates by reason of Retirement or Disability, the Option may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination, for a period of three years from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is the shorter; provided, however, that if the Optionee dies within the applicable period specified above following termination of the Optionee’s employment with the Company by reason of Retirement or Disability, any unexercised portion of the Option shall thereafter be exercisable to the extent to which the Option was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of the Option, whichever period is shorter.

(c)          Other Termination. If the Optionee voluntarily terminates his employment with the Company for reasons other than Retirement or Disability, the Option shall thereupon terminate. If the Optionee’s employment in the Company is involuntarily terminated for any reason other than death, Retirement or Disability, the Option shall thereupon terminate, except that the Option may be exercised by the Optionee, to the extent otherwise then exercisable, for the lesser of three months or the balance of the term of the Option if such termination is not for Cause.

7.            Restrictions on Purchase and Sale of Shares. The Company shall be obligated to sell or issue shares pursuant to the exercise of the Option only in the event that the shares are at that time effectively registered or otherwise exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”). In the event that the shares are not registered under the 1933 Act, the Optionee hereby agrees that, as a further condition to the exercise of the Option, the Optionee (or his or her successor under Section 5 hereof), if the Company so requests, will execute an agreement in form satisfactory to the Company in which the Optionee represents that he or she is purchasing the shares for investment purposes, and not with a view to resale or distribution. The Optionee further agrees that if the shares of Common Stock to be issued upon the exercise of the Option are not subject to an effective registration statement filed with the Securities and Exchange Commission pursuant to the requirements of the 1933 Act, such shares shall bear an appropriate restrictive legend.

8.            No Right to Continued Employment. This Agreement shall not be construed as giving the Optionee the right to be retained in the employ of the Company (or any Subsidiary or Affiliate of the Company), and the Company (or any Subsidiary or Affiliate of the Company) may at any time dismiss the Optionee from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

9.            Adjustments. The Committee may make adjustments in the terms and conditions of, and the criteria included in, this Agreement in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principals, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

10.          Plan Governs. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

11.          No Rights Until Exercise. The Optionee shall have no rights hereunder as a shareholder with respect to any shares subject to the Option until the Optionee has fully complied with Sections 6.4(c) and (d) of the Plan.

12.          Amendment. Subject to the restrictions in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate the Award, prospectively or retroactively; provided that, subject to Section 9 hereof, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Optionee or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Optionee, holder or beneficiary affected

13.	Miscellaneous.

13.1.    Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between the Company and the Optionee concerning the Option granted hereby, and supersede any prior or contemporaneous negotiations and understandings. The Company and the Optionee have made no promises, agreements, conditions, or understandings relating to the Option, either orally or in writing, that are not included in this Agreement or the Plan.

13.2.     Severability. If any provision of this Agreement is, or becomes, or is deemed to be, invalid, illegal or unenforceable in any jurisdiction or as to any Person or the Option, or would disqualify the Plan or the Option under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or the Option, and the remainder of the Plan and the Option shall remain in full force and effect.

13.3.     Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

13.4.     Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Optionee will be deemed an original and all of which together will be deemed the same Agreement.

13.5.    Notice. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company to the attention of the Company’s Secretary, and, if to the Optionee, to the Optionee’s last known address provided by the Optionee to the Company.

14.6.     Successors and Assignment. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Optionee and their heirs, successors and assigns. However, neither the Option nor this Agreement may be assigned or transferred except as otherwise set forth in this Agreement or the Plan.

14.7.     Governing Law. This Agreement shall be governed and construed exclusively in accordance with the laws of the State of Tennessee applicable to agreements to be performed in the State of Tennessee without giving effect to conflicts of laws principles.

14.8.    Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement effective as of the day and year first above written.

O’CHARLEY’S INC.

By:____________________________________
Name:_________________________________
Title:__________________________________

OPTIONEE

_____________________________________
Print name:

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